UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 5, 2007

THE BUREAU OF NATIONAL AFFAIRS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)
2-28286	53-0040540
(Commission File Number)	(IRS Employer Identification No.)

1231 25th St., N.W., Washington D.C.	20037
(Address of principal executive offices)	(Zip Code)

(202) 452-4200
Registrant's telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⁭   Written Communications pursuant Rule 425 under the Securities Act (17 CFR230.425)

⁭   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

⁭   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                                Changes in Registrant’s Certifying Accountants.

KPMG LLP (“KPMG”) was previously the principal accountants for The Bureau of National Affairs, Inc. (the “Registrant”). On July 5, 2007, in the normal course of business, the Registrant made the decision to change its principal accountants and dismissed KPMG.  Effective July 5, BDO Seidman, LLP (“BDO Seidman”) was appointed as the Registrant’s principal accountants.  The appointment of BDO Seidman to succeed KPMG was approved by the Registrant’s Audit Committee.

The audit reports of KPMG on the consolidated financial statements of the Registrant as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s  report on the consolidated financial statements of the Registrant as of and for the year ended December 31, 2006, contained a separate paragraph stating that “As discussed in Note 12 to the consolidated financial statements, effective January 1, 2006, the Company adopted the fair value method of accounting for stock-based compensation as required by Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment”.

KPMG’s report on the consolidated financial statements of the Company as of and for the year ended December 31, 2005, contained a separate paragraph stating that “As discussed in Note 1B to the consolidated financial statements, the Company has restated its consolidated financial statements as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005.”

The audit report of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG's report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness in the achievement of the objectives of the control criteria and contains an explanatory paragraph identifying the material weaknesses described below:

•
The Company’s policies and procedures did not provide for a sufficiently detailed, periodic review by the Company’s accounting group of the software division’s operations to provide adequate knowledge of the extent of post-sale support in order to account for revenues in accordance with generally accepted accounting principles.

•
The Company lacked adequate personnel with technical expertise to identify complex sales transactions that require an in-depth technical accounting analysis to ensure that revenues are accounted for in accordance with generally accepted accounting principles.

During the two fiscal years ended December 31, 2006 and the subsequent interim period through July 5, 2007, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

During the two fiscal years ended December 31, 2006 and the subsequent interim period through July 5, 2007, there were no reportable events, as described in Item 304(a)(1)(v), except that KPMG advised the Registrant of the material weaknesses described above in connection with the audit of the Registrant’s consolidated financial statements as of and for the year ended December 31, 2005, as well as the following material weakness in connection with the audit of the Registrant’s consolidated financial statements as of and for the year ended December 31, 2006: The Company lacked sufficient general controls over its computerized information systems to ensure the proper operation of those systems as it relates to the Company’s reporting process.

The Registrant furnished a copy of this disclosure to KPMG and requested that KPMG furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of this letter is filed as Exhibit 16.1 to this Current Report.

During the last two fiscal years and subsequent interim periods, BDO Seidman has not consulted with the Registrant regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement or reportable event identified in paragraph (a)(1)(iv) or (a)(1)(v) and related instructions of Item 304 of Regulation S-K.

ITEM 9.01                                Financial Statements and Exhibits

Exhibit  16.1                                Letter from KPMG, LLP dated July 11, 2007.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bureau of National Affairs, Inc.

s/Paul N. Wojcik
Paul N. Wojcik
Chairman, Chief Executive Officer,
and Director

DATE: July 11, 2007